Exhibit 10.27

FORM OF

AMENDMENT NO. 1 TO PROMISSORY NOTE DATED [          ]

EXECUTED BY ERICKSON AIR-CRANE INCORPORATED

AND PAYABLE TO [          ]

This Amendment (this “Amendment”) amends that certain Promissory Note, dated [          ] (the “Issue Date”), in the original principal amount of [          ] Dollars ($[          ]) (the “Existing Note”) payable to [          ] (the “Payee”) by Erickson Air-Crane Incorporated, a Delaware corporation (the “Maker”). All capitalized terms not otherwise defined herein have the meanings ascribed to them as set forth in the Existing Note.

WHEREAS, the Maker has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission for the purpose of offering shares of the Company’s common stock in an initial public offering (the “Offering”);

WHEREAS, in connection with the Offering, the Maker and the Payee agree that it is in their mutual best interest to reduce the interest rate applicable to the principal balance of the Existing Note from twenty percent (20%) to ten percent (10%) as of and following completion of the Offering; and

WHEREAS, Maker and Payee do not intend to amend any terms or conditions of the Existing Note other than the applicable interest rate as expressly stated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.               Interest Rate Adjustment.  Clause 1 of the Existing Note is amended by replacing the words “twenty percent (20%)” with the words “ten percent (10%).”

2.               Effectiveness.  This Amendment shall become effective upon the closing of the Offering (the “Effective Date”). It is hereby agreed that the amended interest rate of ten percent (10%) will apply to the outstanding principal balance of the Existing Note from the Effective Date through the Maturity Date. It is hereby acknowledged that the original twenty percent (20%) interest rate was the appropriate applicable interest rate for the period commencing on the Issue Date and ending on the Effective Date hereof.

3.               Effect of Amendment.  All terms and conditions of the Existing Note not expressly modified in this Amendment remain in full force and effect, and are hereby ratified by the parties.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment on the dates set forth below.

[ ]	Erickson Air-Crane Incorporated

By:	By:
Name:	Name:
Title:	Title:
Date:	Date: